UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 14, 2009

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 8.01           Other Events

On October 14, 2009, Exobox Technology Corp. (the “Company”) announced that it has entered into a non-binding letter of intent to acquire 15 income producing oil and gas wells in the Clinton and Marcellus Shale region in Ohio. It is intended that the cash flow and net worth from the oil and gas assets will assist to further develop the Company’s software products and technologies, as well as those oil and gas assets being acquired.

Item 9.01             Financial Statements and Exhibit

The following exhibits are to be filed as part of this 8-K.

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release of Exobox Technologies Corp., dated October 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  /s/Kevin Regan
Kevin Regan, Chief Executive Officer

Dated: October 14, 2009